UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2018
AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36254	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
 Emerging growth company ⎕
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⎕

Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2018, Avid Technology, Inc. (the “Company”) entered into a standstill agreement (the “Agreement”) with Cove Street Capital, LLC (“Cove Street”).

Under the Agreement, the Company has agreed, prior to the filing of the Company’s definitive proxy statement for its 2018 annual meeting of stockholders (the “2018 Annual Meeting”), to (i) increase the size of its board of directors (the “Board”) from eight to nine directors and (ii) appoint Daniel B. Silvers as a Class III director to serve for a term expiring at the Company’s 2020 annual meeting of stockholders. Upon his appointment as a director, Mr. Silvers will be offered the opportunity to become a member of the Strategy Committee of the Board. Upon serving as a director for one year, Mr. Silvers will be considered for assignment to either the Company’s Compensation Committee or Nominating and Governance Committee. Under the Agreement, Cove Street has agreed that neither it nor any of its affiliates will pay any compensation to Mr. Silvers with respect to his service on the Board or any committee thereof.

In addition, Cove Street has agreed that Mr. Silvers will promptly tender his resignation from the Board (i) upon written notice from the Company that Cove Street materially breached any of its commitments under the Agreement where Cove Street has not cured such breach within 15 business days after such written notice or (ii) prior to the expiration of the Standstill Period (as defined below), if Cove Street and its affiliates beneficially own less than five percent of the Company’s outstanding common stock.

Pursuant to the Agreement, Cove Street is subject to certain standstill restrictions, which prohibit it from, among other things, (i) engaging in any solicitation of proxies or consents with respect to the election or removal of directors; (ii) forming or joining a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to the voting securities of the Company; (iii) making or participating in any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale of a division, sale of substantially all assets, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any of its subsidiaries; (iv) seeking, alone or in concert with others, representation on the Board or the removal of any member of the Board; (v) making any stockholder proposal; or (vi) calling a special meeting of stockholders, in each case, subject to certain limited exceptions.

These standstill restrictions terminate upon the earliest to occur of (i) the end of the initial term for which Mr. Silvers is appointed (or such longer period as Mr. Silvers or, in certain circumstances, a replacement director selected pursuant to the Agreement, continues to serve on the Board), (ii) ten calendar days prior to the deadline for the submission of shareholder nominations for the Company’s 2019 annual meeting of stockholders (but only in the event that Mr. Silvers has tendered his resignation on or before such date and such resignation is due to a disagreement with the Board that has been set forth in writing) and (iii) five business days after such date, if any, that Cove Street provides written notice to the Company that the Company materially breached any of its commitments under the Agreement where the Company has not cured such breach within 15 business days after such written notice (such period, the “Standstill Period”).

During the Standstill Period, Cove Street has also agreed to vote its shares in favor of the Company’s nominees of existing directors for election to the Board and in accordance with any recommendations of the Board on certain other matters.

The Agreement will terminate upon the expiration of the Standstill Period.

The foregoing description is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in Item 1.01 is incorporated herein by reference.

In accordance with his appointment to the Board, Mr. Silvers will receive the same compensation, reimbursement of expenses and indemnification as the Company’s other non-employee directors.

In connection with his anticipated appointment to the Board, the Board determined that Mr. Silvers will qualify as an independent director under the Nasdaq listing standards. As of the date of the Agreement, Mr. Silvers entered into a letter agreement with the Company in which he agreed to be governed by all Company policies, procedures, processes, codes, rules, standards and guidelines that may be applicable to Board members.

Item 7.01 Regulation FD Disclosure.

On February 21, 2018, the Company issued a press release (the “Press Release”) announcing the agreement to add Mr. Silvers to the Board as an independent director. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Limitation on Incorporation by Reference. The information furnished in Item 7.01, including the Press Release attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit Number	Description
10.1	Standstill Agreement, dated as of February 16, 2018, between the Company and Cove Street Capital, LLC
99.1	Press Release announcing new independent director, dated February 16, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: February 21, 2018	By: /s/ Brian E. Agle Name: Brian E. Agle Title: Senior Vice President and CFO